Exhibit 99.2

LATROBE SPECIALTY METALS, INC. AND SUBSIDIARIES

INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

LATROBE SPECIALTY METALS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(Dollars in thousands, except share data)

	December 31, 2011	September 30, 2011
Assets
Current assets:
Trade accounts receivable, net of allowance for doubtful accounts of $2,571 and $2,774, as of December 31, 2011 and September 30, 2011, respectively	$56,793	$82,279
Inventories, net	219,416	215,237
Prepaid expenses and other current assets	747	831
Deferred income taxes	7,781	7,781

Total current assets	284,737	306,128
Property, plant, and equipment, net	74,172	74,330
Intangible assets, net and goodwill	4,107	4,383
Other noncurrent assets	5,590	6,086
Deferred income taxes	28,840	28,840

Total assets	$397,446	$419,767

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving line of credit	$101,821	$117,939
Current maturities of long-term debt	16,780	16,780
Current maturities of capital lease obligations	93	93
Accounts payable – trade	42,931	46,983
Accrued liabilities	21,428	29,255
Income taxes payable	2,589	236

Total current liabilities	185,642	211,286
Long-term debt	29,470	30,720
Long-term capital lease obligations	98	113
Accrued dividends payable	3,007	2,537
Accrued postretirement benefits	58,984	58,564
Liability for pension benefits	41,493	41,949

Total liabilities	318,694	345,169

Stockholders’ equity:
Series A Preferred stock, $0.01 par value. Authorized 34,988,889 shares, 31,490,000 issued and outstanding at December 31, 2011 and September 30, 2011	315	315
Series B Preferred stock, $0.01 par value. Authorized 12,114,815 shares, 12,114,815 issued and outstanding at December 31, 2011 and September 30, 2011	121	121
Common stock, $0.01 par value. Authorized 64,965,483 shares, 1,620,993 issued and outstanding at December 31, 2011 and September 30, 2011	16	16
Treasury stock at cost (10,000 common shares held at December 31, 2011 and September 31, 2011)	(38)	(38)
Additional paid-in capital	50,960	50,465
Accumulated other comprehensive loss	(36,195)	(36,142)
Retained earnings	63,573	59,861

Total stockholders’ equity	78,752	74,598

Total liabilities and stockholders’ equity	$397,446	$419,767

See accompanying notes to consolidated financial statements.

LATROBE SPECIALTY METALS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,
	2011	2010
Net sales	$105,171	$88,611
Cost of sales	87,503	71,700

Gross profit	17,668	16,911
Selling, general and administrative expenses	6,603	6,611

Income from operations	11,065	10,300

Other expense:
Interest expense, net	3,859	3,703
Other expense	463	275

	4,322	3,978

Income before income taxes	6,743	6,322
Income tax expense	2,560	2,133

Net income	$4,183	$4,189

See accompanying notes to consolidated financial statements.

LATROBE SPECIALTY METALS, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity and Comprehensive Income (Loss)

Three Months Ended December 31, 2011 and 2010

(Unaudited)

(Dollars in thousands)

									Additional paid-in capital	Accumulated other comprehensive income (loss)
											Retained earnings
	Series A Preferred stock		Series B Preferred stock		Common stock		Treasury stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount				Total
Balance as of September 30, 2011	31,490,000	315	12,114,815	121	1,620,993	16	10,000	(38)	50,465	(36,142)	59,861	74,598
Net income	—	—	—	—	—	—	—	—	—	—	4,183	4,183
Other comprehensive loss, net of tax of $180	—	—	—	—	—	—	—	—	—	(53)	—	(53)

Total comprehensive income (loss)												4,130
Dividends on Series B Preferred stock	—	—	—	—	—	—	—	—	—	—	(471)	(471)
Stock compensation	—	—	—	—	—	—	—	—	495	—	—	495

Balance as of December 31, 2011	31,490,000	315	12,114,815	121	1,620,993	16	10,000	(38)	50,960	(36,195)	63,573	78,752

										Accumulated other comprehensive income (loss)
									Additional paid-in capital
	Series A Preferred stock		Series B Preferred stock		Common stock		Treasury stock				Retained earnings
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount				Total
Balance as of September 30, 2010	31,490,000	315	12,114,815	121	1,160,000	12	10,000	(38)	46,928	(32,155)	33,057	48,240
Net income	—	—	—	—	—	—	—	—	—	—	4,189	4,189
Other comprehensive loss, net of tax of $257	—	—	—	—	—	—	—	—	—	(7)	—	(7)

Total comprehensive income (loss)										—		4,182
Dividends on Series B Preferred stock	—	—	—	—	—	—	—	—	—	—	(406)	(406)
Stock compensation	—	—	—	—	—	—	—	—	200	—	—	200

Balance as of December 31, 2010	31,490,000	315	12,114,815	121	1,160,000	12	10,000	(38)	47,128	(32,162)	36,840	52,216

See accompanying notes to consolidated financial statements.

LATROBE SPECIALTY METALS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income	$4,183	4,189
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,480	2,513
Stock compensation – restricted stock and incentive stock options	495	200
Changes in operating assets and liabilities
(Increase) decrease in trade accounts receivable	25,486	(353)
(Increase) decrease in inventories	(4,179)	(24,030)
(Increase) decrease in prepaid expenses and other current assets	104	1,074
(Increase) decrease in other noncurrent assets	496	877
Increase (decrease) in accounts payable – trade	(4,052)	(1,761)
Increase (decrease) in accrued liabilities	(7,448)	(4,683)
Increase (decrease) in income tax payable/receivable	2,353	(114)
Increase (decrease) in other noncurrent liabilities	(36)	(1,266)

Net cash provided by (used in) operating activities	19,882	(23,354)

Cash flows from investing activities:
Proceeds from Title III	504	1,797
Purchase of property, plant and equipment	(3,003)	(2,972)

Net cash used in investing activities	(2,499)	(1,175)

Cash flows from financing activities:
Capital lease obligation payments	(15)	(10)
Net borrowings (repayments) on revolving credit facility	(16,118)	25,164
Payments on long-term debt	(1,250)	(625)

Net cash (used in) provided by financing activities	(17,383)	24,529

Net change in cash	—	—
Cash as of beginning of year	—	—

Cash as of end of year	$—	—

See accompanying notes to consolidated financial statements.

LATROBE SPECIALTY METALS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

(1)	Description of Business

(a)	Nature of Business

Latrobe Specialty Metals, Inc. (“the Company”, formerly known as Toolrock Holding, Inc.) is one of the largest global manufacturers and distributors of high quality specialty metals and alloys, based on pounds sold. The Company serves a diversified group of end markets, including the commercial aerospace, defense, oil and gas exploration and production, power generation and industrial markets.

(b)	Agreement and Plan of Merger with Carpenter Technology Corp.

On May 25, 2011, the Company filed a Form S-1 with the Securities and Exchange Commission (SEC) with the intent of making a public stock offering with a proposed maximum aggregate offering price of $175,000. During the period in which the SEC was reviewing the S-1 filing, the Company entered into an Agreement and Plan of Merger (the Agreement) with Carpenter Technology Corporation (“the Parent”), on June 20, 2011. The Parent formed Hawke Acquisition Corporation (“the Acquisition Sub)” as a wholly-owned subsidiary for the purpose of acquiring the Company as a wholly-owned subsidiary of the Acquisition Sub, then merging the Acquisition Sub with and into the Company. The Agreement states that after the merger with Acquisition Sub, the Company will continue as the surviving corporation, a wholly-owned subsidiary of the Parent. The merger is being transacted through a combination of debt payoff and the exchange of shares of the Company’s stock for shares of the Parent’s stock, based on a calculated exchange ratio. All assets and liabilities of the Company will be assumed by the Parent upon closing of the merger.

The Federal Trade Commission approved the Agreement on February 28, 2012 and the merger closed on February 29, 2012.

(c)	Principles of Consolidation and Presentation

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiary, Latrobe Specialty Metals Company (“Latrobe”) and Latrobe’s wholly owned subsidiaries, Latrobe Specialty Metals Europe Inc. (“Latrobe Metals Europe”), Specialty Steel Supply, Inc. (“SSS”), and Latrobe Specialty Metals Distribution Company, Inc. (“Latrobe Distribution”), as well as Latrobe Distribution’s wholly owned subsidiary Latrobe Specialty Steel Distribution, Inc. (“Canada”). All intercompany accounts and transactions have been eliminated in consolidation for all periods.

(d)	Inventories

Inventories are stated at the lower of cost or market. Latrobe uses the first-in, first-out (FIFO) method to determine cost, while Latrobe Distribution and SSS use the average cost method. Such costs include the acquisition cost for raw materials and supplies, direct labor, and applied manufacturing overhead within the guidelines of normal plant capacity. Provisions are made for slow-moving and obsolete inventory based upon management’s expected method of disposition.

LATROBE SPECIALTY METALS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

(e)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. The more significant areas requiring the use of management estimates and assumptions relate to the accounting estimates, including trade receivable-allowance for doubtful accounts, inventory obsolescence and valuation, goodwill and identifiable intangible assets and their impairment, revenue recognition, property, plant and equipment and its impairment, accrued pension benefits, accrued postretirement benefits, share-based payment arrangements, and income taxes. Company management bases its estimates on historical experience, expectations of the future, and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

(f)	Subsequent Events

The Company evaluated subsequent events from the balance sheet date through May 14, 2012, the date at which the consolidated financial statements were available to be issued, in order to determine whether there are any other items that need to be disclosed. Management believes that all subsequent events have been appropriately disclosed in these footnotes.

(2)	Inventories

Inventories consisted of the following as of December 31, 2011 and September 30, 2011:

	December 31, 2011	September 30, 2011
Raw materials	$30,702	$34,734
Work-in-process	79,471	85,242
Finished goods	106,796	92,968
Supplies	2,447	2,293

Total inventories, net	$219,416	$215,237

Inventories are net of reserves for excess and obsolete inventory of $5,563 and $5,756 at December 31, 2011 and September 30, 2011, respectively.

LATROBE SPECIALTY METALS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

(3)	Property, Plant and Equipment

Property, plant and equipment consisted of the following as of December 31, 2011 and September 30, 2011:

	December 31, 2011	September 30, 2011
Land	$685	$685
Buildings	12,578	12,440
Machinery and equipment	73,202	73,063
Construction in progress	9,770	8,779

	96,235	94,967
Less accumulated depreciation	(22,063)	(20,637)

	$74,172	$74,330

(4)	Goodwill and Other Intangible Assets

(a)	Acquired Intangible Assets

Intangible assets consisted of the following as of December 31, 2011 and September 30, 2011:

	December 31, 2011	September 30, 2011
Customer relationships	$11,207	$11,207
Patent	100	100

	11,307	11,307
Less accumulated amortization	(7,960)	(7,684)

	$3,347	$3,623

(b)	Goodwill

Goodwill is attributable to the acquisition of SSS in 2008. The amount of goodwill as of December 31, 2011 and September 30, 2011 was $760.

LATROBE SPECIALTY METALS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

(5)	Other Noncurrent Assets

Other noncurrent assets consisted of the following as of December 31, 2011 and September 30, 2011:

	December 31, 2011	September 30, 2011
Deferred financing costs, net of accumulated amortization	$4,410	$5,166
Other	1,180	920

	$5,590	$6,086

(6)	Debt

The Company’s long-term debt consisted of the following as of December 31, 2011 and September 30, 2011:

	December 31, 2011	September 30, 2011
Revolver	$101,821	$117,939
Term loan	16,780	16,780

Current portion	118,601	134,719

Term loan	29,470	30,720

Long-term portion	$29,470	$30,720

The Company has a $175,000 credit facility with Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association and certain other lenders.

The Wells Fargo Revolver is secured by substantially all of the assets of the Company. The outstanding borrowings drawn under the Well Fargo Revolver cannot exceed the Company’s borrowing base, which includes specified percentages of eligible accounts receivable and inventories. Borrowings under the Wells Fargo Revolver bear interest at the Company’s option at either the greater of Well Fargo’s “Prime Rate” or federal funds open rate plus 0.5%, plus up to 3.25% per annum, or the adjusted Eurodollar rate used by the lender, plus up to 4.50% per annum. During three months ended December 31, 2011 and 2010, it bore interest at a weighted average interest rate of 4.28% and 4.58%, respectively. In addition, the Company must pay monthly, in arrears, a commitment fee of .75% per annum on the unused amount of the Wells Fargo Revolver’s total commitment. As of December 31, 2011, $5,873 of standby letters of credit have been issued against the Wells Fargo Revolver. There is also a $10,000 general reserve required which lowers the Company’s availability. The remaining availability related to the Wells Fargo Revolver was $55,671 as of December 31, 2011, which is based upon the borrowing base collateral of $175,000 at that date. The Company is subject to certain covenants as to minimum EBITDA and fixed charge coverage ratios and other customary covenants, including covenants restricting the incurrence of indebtedness, the granting of liens, the sale of assets, the amount of annual capital expenditures and the declaration of dividends and other distributions on the Company’s capital stock.

LATROBE SPECIALTY METALS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

The balance outstanding on the Wells Fargo Revolver as of December 31, 2011 and September 30, 2011 has been reflected as a current liability in the consolidated balance sheet due to the presence of a lock box requirement and a subjective acceleration clause in the Wells Fargo Credit Facility.

On July 30, 2010, the Company completed a $50,000 Senior Secured Term Loan (Term Loan) refinancing with DDJ Capital Management LLC (DDJ). The Term Loan facility is secured by certain fixed assets of the Company. The Term Loan is payable in quarterly installments of $625, which commenced on December 31, 2010 and will increase to $1,250 starting December 31, 2011, with the remaining balance due on September 6, 2013. The Term Loan includes a prepayment requirement, which commenced with the fiscal year ending September 30, 2011, in the event that “excess cash flows”, as defined in the Senior Secured Term Loan Agreement, are generated by the Company. The Term Loan bears interest at the applicable margin of 13.5% plus the adjusted Eurodollar rate in effect with a minimum floor of 1.5%. The interest rate as of December 31, 2011 and September 30, 2011 was 15.0%. The Company is subject to certain covenants as to minimum excess availability and fixed charge coverage and leverage ratios and other customary covenants, including covenants restricting the incurrence of indebtedness, the granting of liens, the sale of assets, the amount of annual capital expenditures and the declaration of dividends and other distributions on the Company’s capital stock. As of September 30, 2011 and December 31, 2011, the most recent required measurement date under the Term Loan Facility, the Company was in compliance with these covenants.

In conjunction with the refinancing on July 30, 2010, the Company and Wells Fargo executed Amendment No. 3 to the Loan and Security Agreement (Amendment No. 3) with changes to certain covenants, such as the elimination of minimum EBITDA and the addition of minimum availability. In addition, a prepayment requirement, commencing with the fiscal year ending September 30, 2011, was added in the event that “excess cash flows”, as defined in the Term Loan Agreement, are generated by the Company. “Excess cash flows” at September 30, 2011 were determined to be $23,560. This resulted in a mandatory principal prepayment equal to 50% of the “excess cash flows” in the amount of $11,780, which was paid on January 27, 2012. As of September 30, 2011 and December 31, 2011, the most recent required measurement date under Amendment No. 3 of the Wells Fargo Credit Facility, the Company was in compliance with these covenants. For the three months ended December 31, 2011 and 2010, $1,809 and $1,896 of interest has been expensed relating to the Term Loan, respectively.

LATROBE SPECIALTY METALS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

(7)	Income Taxes

The tax rate used for interim periods is the estimated annual effective tax rate, based on the current estimate of full year results, except for taxes related to discrete events, if any, are recorded in the interim period in which they occur. The provision for income taxes is based on the estimated income tax rate for the year plus or minus the tax effects related to discrete items. The effective income tax rate calculated based on ordinary operating income for the three months ended December 31, 2011 and 2010 was 38.0% and 34%, respectively. For the three months ended December 31, 2011 and 2010, the income tax expense was $2,560 and $2,133, respectively.

For the three month periods ended December 31, 2011 and 2010, the income tax expense presented differs from the amount computed by applying the U.S. federal income tax rate of 35% to pretax income due to the effect of state income taxes and a credit for research and development costs and a deduction for qualifying domestic production activities.

(8)	Employee Benefit Plans

The net periodic benefit cost recognized for the Pension Plan for the three months ended December 31, 2011 and 2010 was as follows:

	Pension benefits
	2011	2010
Components of net periodic benefit cost:
Service cost	$459	$377
Interest cost	1,264	1,402
Expected return on plan assets	(1,213)	(1,193)
Amortization of net actuarial loss	525	399
Amortization of prior service cost	18	18

Net periodic benefit cost	$1,053	$1,003

The net periodic benefit cost recognized for postretirement benefits for the three months ended December 31, 2011 and 2010 is shown in the table below.

	Postretirement benefits
	2011	2010
Components of net periodic benefit cost:
Service cost	$303	$258
Interest cost	694	720
Amortization of net actuarial loss	133	56

Net periodic benefit cost	$1,130	$1,034

LATROBE SPECIALTY METALS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

(9)	Fair Value of Financial Instruments

The fair value of certain portions of long-term debt is estimated by discounting the future cash flows of each issuance at rates that the Company estimates that it could obtain similar debt instruments of comparable maturities (Level 3 inputs). The carrying amounts and approximate fair values as of December 31, 2011 and September 30, 2011 are as follows:

	December 31, 2011		September 30, 2011
	Carrying Value	Fair Value	Carrying Value	Fair Value
Term loan	$46,250	$46,250	$47,500	$47,500

The fair values of the financial instruments noted above represent management’s best estimates of the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date. Those fair value measurements maximize the use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects the Company’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by the Company based on the best information available in the circumstances.

(10)	Related Party Transactions

During the three months ended December 31, 2011 and 2010, the Company incurred management fees for services rendered to Watermill and Hicks, both related parties. Watermill was paid $188 and Hicks was paid $125 for the three months ended December 31, 2011 and 2010. As of December 31, 2011 and September 30, 2011, the Company had prepaid management fees of $0 and $188 to Watermill and $0 and $125 to Hicks, respectively.

(11)	Commitments and Contingencies

The Company is subject to federal, state, and local laws designed to protect the environment and believes that as a general matter, its policies, practices and procedures are properly designed to reasonably prevent risk of environmental damage and financial liability to the Company.

The Company is party to various litigation, claims and disputes, including labor regulation claims and Occupational Safety and Health Administration and environmental regulation violations arising in the ordinary course of business. While the ultimate effect of such actions cannot be predicted with certainty, the Company expects that the outcome of these matters will not result in a material adverse effect on its business, consolidated financial condition, results of operations or cash flows. The accrual for estimated losses from environmental remediation obligations was approximately $196 as of December 31, 2011 and September 30, 2011.

LATROBE SPECIALTY METALS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

(12)	Share-Based Payment Arrangements

The Company has an Employee, Director, and Consultant Stock Plan (ED&C Plan), which provides stock awards to the participants. The ED&C Plan, as amended, provides for 3,542,822 shares of Non-Voting Common Stock to be available for award to the participants. Under the ED&C Plan, the Company is authorized to grant stock options to certain key employees, nonemployee directors and consultants in the form of either restricted stock, nonqualified stock options (NQSOs) or incentive stock options (ISOs). Shares of restricted Non-Voting Common Stock totaling 1,558,000 were previously granted to certain management personnel, and restricted shares are now fully vested. As of December 31, 2011 and September 30, 2011, 1,620,993 shares remained outstanding.

Stock compensation expense is $495 and $200 for the three months ended December 31, 2011 and 2010 respectively, which represents management’s estimate of the amount of stock compensation expense related to the ISOs.

(13)	Department of Defense – Strategic Buffer Contract

The Strategic Buffer Contract was signed on September 23, 2008 with the Department of Defense (“DoD”). The contract was for a one-year term and included four separate one-year renewal options. It was designed to ensure that specific grades and quantities of metal were available to meet surge and sustainment requirements for the DoD. The DoD paid the Company $3,900 for the production of this inventory, and this amount was recorded in accrued liabilities on the consolidated balance sheet. The Company stored this material at its facility and retained title to it throughout the duration of the contract. Upon completion of the contract, at the government’s discretion, the Company was required either to retain title to the material for sale in its daily operations and return the $3,900 to the DoD, or retain the $3,900 and transfer ownership of the material to the DoD, who would then move it to their facilities. As of September 30, 2011, the government decided not to renew the contract. The $3,900 was returned to the government in December 2011, and the inventory will be sold in the normal course of business. No revenue was recognized as a result of this buffer contract.